EXHIBIT 99.1

CITIUS PHARMACEUTICALS, INC. PRICES $6,800,000 PUBLIC OFFERING AND LISTING ON THE NASDAQ CAPITAL MARKET

CRANFORD, NJ, AUGUST 3, 2017 – CITIUS PHARMACEUTICALS, INC. (NASDAQ: CTXR), a specialty pharmaceutical company focused on adjunctive cancer care and critical care drug products, today announced the pricing of an underwritten public offering of 1,648,484 shares of its common stock and warrants to purchase up to an aggregate of 1,648,484 shares of its common stock at a combined offering price of $4.125 per share. The warrants will have a per share exercise price of $4.125, are exercisable immediately and will expire five years from the date of issuance. The gross proceeds to Citius from this offering are expected to be approximately $6,800,000, before deducting underwriting discounts and commissions and other estimated offering expenses. Citius has granted the underwriters a 45-day option to purchase up to an additional 247,272 shares of common stock and/or 247,272 additional warrants to cover over-allotments, if any. The offering is expected to close on August 8, 2017, subject to customary closing conditions. Shares of our Common Stock and Warrants will begin trading on August 3, 2017 under the symbols “CTXR” and “CTXRW,” respectively on the Nasdaq Capital Market.

Aegis Capital Corp. is acting as the sole book-running manager for the offering and Dawson James Securities, Inc. is acting as co-Manager for the offering.

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission and became effective on August 2, 2017.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov. Before you invest, you should read the prospectus and other documents the Company has filed or will file with the Securities and Exchange Commission for more complete information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Citius Pharmaceuticals, Inc.

Citius is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products with a focus on anti-infectives, cancer care and unique prescription products using innovative, patented or proprietary formulations of previously approved active pharmaceutical ingredients.  We seek to achieve leading market positions by providing therapeutic products that address unmet medical needs.  By using previously approved drugs with substantial safety and efficacy data, we seek to reduce the risks associated with pharmaceutical product development and regulatory requirements. We focus on developing products that have intellectual property protection and competitive advantages to existing therapeutic approaches. www.citiuspharma.com

Corporate Communications Contact:
For Investors: Andrew Scott Vice President, Corporate Development (O) 908-967-6676 ascott@citiuspharma.com

Safe Harbor

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Citius, including but not limited to statements with respect to Citius’s plans to consummate its proposed underwritten offering of common stock and warrants and the use of proceeds. Citius may use words such as “may,” “might,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not Citius will be able to raise capital, the final terms of the underwritten offering of common stock and warrants, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock and warrants, Citius’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by Citius, see disclosures contained in Citius’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and under the heading “Risk Factors” of the prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Citius undertakes no obligation to update such statements as a result of new information.